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                                                                 Exhibit 23.2


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42533) pertaining to the 1995 Stock Option Plan of Titan Pharmaceuticals, Inc., as amended and restated, of our report dated February 17, 1998, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP

Palo Alto, California
March 27, 1998